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                                                                    Exhibit 24.2
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                               POWER OF ATTORNEY

     I, Fredric D. Rosen, a director of Engage Technologies, Inc., hereby constitute and appoint Paul L. Schaut and Stephen A. Royal, and each of them singly, my true and lawful attorneys, with full power to them and each of them singly, to sign for me in my name in the capacity indicated below, any registration statement related to the offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (a "462(b) Registration Statement"), any and all amendments and exhibits to this registration statement or any 462(b) Registration Statement, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or thereby, and generally to do all things in my name and on my behalf in such capacity to enable Engage Technologies, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.


                                        /s/ Fredric D. Rosen
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                                        Fredric D. Rosen

                                        Title: Director

                                        Date:  6/17/99
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